UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to 2015 Notes

Effective as of October 21, 2016, the Company and certain investors holding senior secured notes issued by the Company in April and May 2015 (the “Senior Notes”) executed Sixth Amendments to such Senior Notes and Waivers (the “Senior Notes Amendments”) to clarify and conform the terms of such Senior Notes to the terms of previous amendments to such Senior Notes and the Securities Purchase Agreement dated April 22, 2015 and Securities Purchase Agreement dated May 7, 2015 pursuant to which such investors purchased the Senior Notes. The forms of Senior Notes Amendments are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are also incorporated herein by reference. The foregoing descriptions of these agreements and instruments do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On October 21, 2016, the Company issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Sixth Amendment to Senior Secured Notes issued in April 2015 and Waiver, effective as of October 21, 2016
4.2	Sixth Amendment to Senior Secured Notes issued in May 2015 and Waiver, effective as of October 21, 2016
99.1	Press Release dated October 21, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: October 24, 2016	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Sixth Amendment to Senior Secured Notes issued in April 2015 and Waiver, effective as of October 21, 2016
4.2	Sixth Amendment to Senior Secured Notes issued in May 2015 and Waiver, effective as of October 21, 2016
99.1	Press Release dated October 21, 2016

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